SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c) of the
Securities Exchange Act of 1934

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TRANSAMERICA FUNDS

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1)	Title of each class of securities to which transaction applies:

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TRANSAMERICA NEUBERGER BERMAN INTERNATIONAL
a series of Transamerica Funds
570 Carillon Parkway
St. Petersburg, Florida 33716
Telephone: 1-888-233-4339
INFORMATION STATEMENT
This Information Statement is being provided to shareholders in Transamerica Neuberger Berman International (the “Fund”) by the Fund’s Board of Trustees (the “Board”) in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the U.S. Securities and Exchange Commission (the “SEC”) to Transamerica Asset Management, Inc., the Fund’s investment adviser (“TAM” or the “Adviser”), on August 5, 1998. The exemptive order permits the Board, including a majority of Trustees who are not “interested persons,” (the “Independent Trustees”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), to approve new sub-advisers and new subadvisory agreements, (with non-affiliated entities) without obtaining shareholder approval. Pursuant to the exemptive order, however, the Fund has agreed to provide certain information about new sub-advisers and/or new subadvisory agreements to its shareholders. Accordingly, shareholders are not being asked to vote on the new subadvisory agreement with the sub-adviser, but are encouraged to review this Information Statement.
Neuberger Berman Management LLC (“Neuberger” or the “Sub-Adviser”) will pay for the costs associated with preparing and distributing this information statement to shareholders.
We Are Not Asking You For a Proxy, and You Are Requested Not To Send Us a Proxy.
The Fund is a series of Transamerica Funds (the “Trust”), which is a registered investment company organized as a Delaware statutory trust under an Amended and Restated Declaration of Trust dated as of November 1, 2007. The Fund commenced operations on December 6, 2005. The Fund’s mailing address is 570 Carillon Parkway, St. Petersburg, Florida 33716.
The annual report for the Fund for the period ended October 31, 2008, and the semi-annual report for the Fund for the period ended April 30, 2009, have been be sent to shareholders. Both reports are available upon request without charge by contacting TAM, 570 Carillon Parkway, St. Petersburg, Florida 33716, or by calling toll-free 1-888-233-4339.
This Information Statement is being mailed on or about July 21, 2009.
Background
TAM, a Florida corporation, 570 Carillon Parkway, St. Petersburg, Florida 33716, manages the assets of the Fund pursuant to an Investment Advisory Agreement dated as of November 7, 2005, as amended (the “Advisory Agreement”). TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

The Advisory Agreement was most recently approved by the Board, including a majority of the Independent Trustees, on June 4, 2009. More information about the Advisory Agreement appears below under the caption “Advisory Agreement.”
Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Fund, (ii) selects, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Fund consistent with the guidelines and directions set by the Adviser and the Board, and (iii) reviews each sub-advisers’ continued performance. The Adviser may terminate the services of any sub-adviser at any time.
On December 3, 2008, a newly-organized company formed by certain members of Neuberger’s senior management team agreed to acquire from Lehman Brothers Holdings, Inc. a majority interest in Neuberger and the fixed income and alternative asset management business of Lehman Brothers’ Investment Management Division. The transaction, which was completed on May 4, 2009, may be deemed an “assignment” (within the meaning of the 1940 Act), resulting in the automatic termination of the subadvisory agreement with Neuberger (the “Prior Subadvisory Agreement”). On January 22, 2009, the Board, including a majority of the Independent Trustees, approved a new subadvisory agreement to be effective upon the completion of the transaction.
With the completion of the transaction, Neuberger is a majority employee-owned company. Neuberger is located at 605 Third Avenue, New York, New York 10158-0108.
This Information Statement describes Neuberger and its subadvisory agreement relating to the Fund (the “New Subadvisory Agreement”).
No officer or Trustee of the Fund is a director, officer or employee of Neuberger. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in Neuberger or any other person controlling, controlled by or under common control with Neuberger. Since January 1, 2007, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which Neuberger or any of its affiliates was or is to be party.
Advisory Agreement
As noted above, the Adviser manages the assets of the Fund pursuant to the Advisory Agreement. The Advisory Agreement was last approved by the Board, including a majority of the Independent Trustees, on June 4, 2009, and continues in effect from year to year, subject to approval annually in accordance with the 1940 Act. The Advisory Agreement may be terminated at any time without the payment of any penalty by the Board or by the vote of a “majority of the outstanding voting securities” of the Fund on 60 days’ advance written notice to the Adviser. TAM may terminate the Advisory Agreement as to the Fund at any time, without payment of any penalty, on 60 days’ written notice to the Fund. The Advisory Agreement will terminate automatically in the event of its “assignment,” as defined in the 1940 Act.
Under the terms of the Advisory Agreement, the Adviser formulates and provides an investment program for the Fund on a continuous basis, subject to the provisions of the 1940 Act and the Internal Revenue Code of 1986 and to the investment objectives, policies, procedures and restrictions contained in the Fund’s then current Registration Statement under the 1940 Act. The Adviser also provides the Board with performance and other information, along with such other reports and data as are requested by the Board from time to time.
The Adviser makes available to the Fund executive and management personnel to supervise the performance of administrative, record-keeping, shareholder relations, regulatory reporting and compliance services, and the services of the Fund’s custodian and transfer agent. The Adviser also assists in the preparation of reports to shareholders, as required by the Trust.
The Advisory Agreement states that the Adviser may not execute purchase and sale orders with itself or affiliates, except as permitted by law and in accordance with such policies and procedures adopted by the Board. Under the Advisory Agreement, the Adviser shall, at the request of the Board, exercise voting rights pertaining to the securities held in the Fund.
The Advisory Agreement also provides that the Adviser may engage in any other business and provide any type of service, including investment advisory services, to any other person.
A description of the investment advisory fees paid by the Fund to the Adviser appears below under the caption “TAM Advisory Fees.”
Shareholders should refer to Exhibit A attached hereto for the complete terms of the Advisory Agreement. The description of the Advisory Agreement set forth herein is qualified in its entirety by the provisions of the Advisory Agreement as set forth in Exhibit A.
Comparison of the Prior and New Subadvisory Agreements
The Prior Subadvisory Agreement and the New Subadvisory Agreement are substantially similar, except that they have the following differences: (i) effective and termination dates; and (ii) certain services to be performed by the Sub-Adviser, including providing such information as the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.
Shareholders should refer to Exhibit B attached hereto for the complete terms of the New Subadvisory Agreement. The description of the New Subadvisory Agreement set forth herein is qualified in its entirety by the provisions of the New Subadvisory Agreement as set forth in Exhibit B.
The New Subadvisory Agreement was approved by the Board on January 22, 2009 and was effective as of May 4, 2009.
TAM Advisory Fees
Under the Advisory Agreement, the Fund pays the Adviser an advisory fee at the annual rate of 1.00% for the first $100 million and 0.95% over $100 million of the Fund’s average daily net assets. The net assets are equal to the market value of the Fund. Fees are accrued daily and paid by the Fund monthly.
The fees payable to the Adviser by the Fund for services provided pursuant to the Advisory Agreement for the period from January 1, 2008 to December 31, 2008 were $4,751,944 after waivers and reimbursements.
As of March 31, 2009, the Fund had net assets of $263,031,639.13.
New Subadvisory Fee
Under the New Subadvisory Agreement, as under the Prior Subadvisory Agreement, the Adviser (not the Fund) pays Neuberger for its services on the basis of the following annual fee schedule:

Fund	Investment Subadvisory Fee

Transamerica Neuberger Berman International	0.50% of the first $100 million of average daily net assets; and 0.45% of average daily net assets in excess of $100 million.
Fees are accrued daily and paid by the Adviser monthly.
Except for the fees received by Neuberger from the Adviser relating to its service as sub-adviser to the Fund, neither Neuberger nor any affiliate of Neuberger received any other fees or material payments from the Adviser or from the Fund during the fiscal year of the Fund ended October 31, 2008.
For the Fund’s fiscal year ended October 31, 2008, $41,986 was paid in brokerage commissions to an affiliate of the Adviser.
Information Regarding Neuberger
Neuberger is a New York-based investment management company, which, at March 31, 2009 had approximately $154.8 billion in assets under management. The principal address of Neuberger is 605 Third Avenue, New York, New York, 10158-0108.
Management and Governance
Listed below are the names, positions and principal occupations of the directors and principal executive officers of Neuberger as of May 31, 2009. The principal address of each individual as it relates to his or her duties at Neuberger is the same as that of Neuberger, unless otherwise noted.

Name	Position and Principal Occupation

Joseph V Amato	Director
Robert Conti	President and Chief Executive Officer
Bradley C. Tank	Managing Director and Chief Investment Officer (Fixed Income)
Andrew Provencher	Managing Director, Head of Intermediary Distribution
Management Activities
Neuberger did not act as a sub-adviser for registered investment companies with investment objectives similar to the Fund:

Funds for which Neuberger	Assets Managed by Neuberger	Management Fee Paid to
serves as Investment Adviser	as of March 31, 2009 ($Million)	Neuberger
Neuberger Berman International Equity Fund (Investor Share Class)	$161	0.85% of the first $250 million of the Fund’s average daily net assets, 0.825% of the next $250 million, 0.80% of the next $250 million, 0.775% of the next $250 million, 0.75% of the next $500 million, 0.725% of the next $1 billion, and 0.70% of the average daily net assets in excess of $2.5 billion.

		Neuberger Berman Management LLC. (NBML) has contractually agreed to reimburse certain expenses of the fund through 8/31/2008, so that the total annual operating expenses of the fund are limited to 1.40% of average net assets. This arrangement does not cover interest, taxes, brokerage commissions, and extraordinary expenses. The fund has agreed to repay NBML for expenses reimbursed to the fund provided that repayment does not cause the fund’s annual operating expenses to exceed 1.40% of its average net assets.
Evaluation by the Board
At a meeting held on January 22, 2009, the Board approved the New Subadvisory Agreement following a presentation by the Adviser. The Board reviewed information provided by Neuberger concerning the proposed transaction which outlined the rationale, structure and expected results of the transaction. The Board considered whether the New Subadvisory Agreement was in the best interests of the Fund and its shareholders.
The Board considered that the Fund’s portfolio management team was not expected to change as a result of the transaction. The Board noted that the New Subadvisory Agreement was substantially similar to the Prior Subadvisory Agreement. In its deliberations, the Board also considered information that it had received in connection with its most recent approval of the Prior Subadvisory Agreement.
The Board reviewed the qualifications, backgrounds and responsibilities of the Neuberger team responsible for the day-to-day management of the Fund. The Board received and considered information regarding the nature, extent and quality of services expected to be provided to the Fund by Neuberger under the New Subadvisory Agreement. The Board reviewed and considered the subadvisory fee that would be payable by the Adviser to Neuberger in light of the nature, extent and quality of the management services expected to be provided by Neuberger. The Board noted that the Adviser, and not the Fund, will pay the subadvisory fee to Neuberger, and that the fee was the same as the fee payable to under the Prior Subadvisory Agreement.
Based upon its review and the representations made to it, the Board, including all of the Independent Trustees, concluded that (a) the terms of the New Subadvisory Agreement are reasonable, fair and in the best interests of the Fund and its holders of beneficial interests, and (b) the fees provided in the New Subadvisory Agreement are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality. Accordingly, after consideration of the above factors, and such other factors and information as it deemed relevant, the Board, including all of the Independent Trustees, approved the New Subadvisory Agreement.
No single factor reviewed by the Board was identified as the principal factor in determining whether to approve the New Subadvisory Agreement, and each Board Member attributed different weight to the various factors.
ADDITIONAL INFORMATION
TAM, the Trust’s investment adviser, and Transamerica Fund Services, Inc., its transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Trust’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 South Syracuse Street, Suite 1100, Denver, Colorado 80237.
As of July 16, 2009, the Trustees and officers of the Fund, individually and as a group, owned beneficially or had the right to vote less than 1% of the outstanding shares of the Fund.
As of July 16, 2009, the following persons owned of record or had the right to vote 5% or more of the outstanding interests in the Fund:

			Amount of
			Beneficial
Name and Address	Fund Name	Class	Ownership	Percentage
Transamerica Asset Allocation — Growth Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	Transamerica Neuberger Berman International	I	$48,869,485.12	14.77%

Transamerica Asset Allocation — Moderate Growth Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	Transamerica Neuberger Berman International	I	$68,851,756.13	20.80%

Transamerica Asset Allocation — Moderate Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	Transamerica Neuberger Berman International	I	$19,163,325.83	5.79%

Transamerica Multi-Manager International Portfolio 570 Carillon Parkway St. Petersburg, FL 33716	Transamerica Neuberger Berman International	I	$21,215,913.71	6.41%

Transamerica Asset Allocation — Growth Portfolio VP 570 Carillon Parkway St. Petersburg, FL 33716	Transamerica Neuberger Berman International	I	$24,743,585	7.48%

Transamerica Asset Allocation — International Moderate Growth VP 570 Carillon Parkway St. Petersburg, FL 33716	Transamerica Neuberger Berman International	I	$22,871,416.81	6.91%

Transamerica Asset Allocation — Moderate VP 570 Carillon Parkway St. Petersburg, FL 33716	Transamerica Neuberger Berman International	I	$26,800,699.58	8.10%

			Amount of
			Beneficial
Name and Address	Fund Name	Class	Ownership	Percentage
Transamerica Asset Allocation — Moderate Growth VP 570 Carillon Parkway St. Petersburg, FL 33716	Transamerica Neuberger Berman International	I	$82,071,913.01	24.80%
The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust in accordance with the Trust’s By-Laws.
By Order of the Board of Trustees,

Dennis P. Gallagher
Vice President, General Counsel and Secretary
July 21, 2009

EXHIBIT A
INVESTMENT ADVISORY AGREEMENT
TRANSAMERICA IDEX MUTUAL FUNDS
     This Agreement, entered into as of November 7, 2005 between Transamerica IDEX Mutual Funds, a Delaware statutory trust (referred to herein as the “Trust”) and Transamerica Fund Advisors, Inc., a Florida corporation (referred to herein as “TFAI”), to provide certain management and advisory services to certain series of shares of beneficial interest in the Trust as listed on the attached Schedule A to this Agreement (each a “Fund,” collectively the “Funds”).
     The Trust is registered as an open-end investment company registered under the Investment Company Act of 1940 (“1940 Act”), and consists of more than one series of shares, including the Funds. In managing the Funds, as well as in the conduct of certain of its affairs, the Trust wishes to have the benefit of the investment advisory services of TFAI and its assistance in performing certain management, administrative and promotional functions. TFAI desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:
     1. Appointment. The Trust hereby appoints TFAI as the Trust’s investment adviser and administrator for the period and on the terms set forth in this Agreement. TFAI accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified. In all matters relating to the performance of this Agreement, TFAI will act in conformity with the Trust’s Declaration of Trust, Bylaws and current registration statement applicable to the Funds as it may be supplemented from time to time, and with the instructions and direction of the Board of Trustees of the Trust, and will conform to and comply with the 1940 Act and all other applicable federal or state laws and regulations.
     2. Investment Advisory Services. In its capacity as investment adviser to the Trust, TFAI shall have the following responsibilities:
(a) to provide a continuous investment program for each Fund including advice as to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time, consistent with the Trust’s Declaration of Trust and each Fund’s investment objective and policies adopted and declared by the Board of Trustees and stated in the Funds’ current Prospectus;
(b) to cause the officers of TFAI to attend meetings and furnish oral or written reports, as the Trust may reasonably require, in order to keep the Trustees and appropriate officers of the Trust fully informed as to the conditions of the investment securities of the Funds, the investment recommendations of TFAI, and the investment considerations which have given rise to those recommendations; and
(c) to supervise the purchase and sale of securities as directed by the appropriate officers of the Trust, including the selection of brokers and dealers to execute such transactions, consistent with paragraph 8 hereof.
     It is understood and agreed that TFAI intends to enter into Sub-Advisory Agreements with various sub-advisers for the Funds listed on Schedule A pursuant to which TFAI may delegate some or all of its responsibilities under this Section 2. The compensation to be paid to each sub-adviser for such services shall be set forth in each Sub-Advisory Agreement; provided, however, that each such Agreement shall be approved by the Board of Trustees, including a majority of the Trustees who are not parties to the Sub-Advisory Agreements or interested persons (within the meaning of Section 2(a)(19) of the 1940 Act) of any such party (the “Disinterested Trustees”), and by the holders of the outstanding voting securities of each of the Funds in accordance with the requirements of Section 15 of the 1940 Act, and shall otherwise be subject to, and contain such provisions as shall be required by, the 1940 Act.
     3. Management and Administrative Services. TFAI shall furnish or make available to the Funds the services of executive and management personnel to supervise the performance of all administrative, record-keeping, shareholder relations, regulatory reporting and compliance, and all other functions of the Funds, including supervising and coordinating the services of the Funds’ custodian and transfer agent. TFAI shall also assist in the preparation of reports to shareholders of the Funds and prepare sales literature promoting sale of the Funds’ shares as requested by the Trust.
     4. Allocation of Expenses. During the term of this Agreement, each Fund will bear all expenses not expressly assumed by TFAI incurred in the operation of each Fund and the offering of its shares. Without limiting the generality of the foregoing:
(a) Each Fund shall pay (i) fees payable to TFAI pursuant to this Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of each Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of a Fund’s shares for sale under federal and state securities laws; (v) its allocable share of the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to each Fund, including costs for local representation in Massachusetts and fees of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TFAI); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Funds;
(b) TFAI shall pay (i) all expenses incurred by it in the performance of its duties under this Agreement; and (ii) compensation, fees and expenses of officers and Trustees of the Trust, except for such Trustees who are not interested persons (as defined in the 1940 Act) of TFAI;
(c) If, for any fiscal year, the total expenses of a Fund, including, but not limited to: the fees to TFAI, compensation to its custodian, transfer agent, registrar, auditors and legal counsel, printing expense, and fees, compensation and expenses to Trustees who are not interested persons, exceed any expense limitation imposed by applicable state law, TFAI shall reimburse a Fund for such excess in the manner and to the extent required by applicable state law; provided, however, that TFAI shall reimburse each Fund for the amount of such expenses which exceed the expense cap of the Fund’s average daily net assets as listed in Schedule A attached to this Agreement. For purposes of this sub-paragraph, “total expenses” shall not include interest, taxes, litigation expenses, brokerage commissions or other costs incurred in acquiring or disposing of any of a Fund’s portfolio securities, expenses incurred pursuant to a Fund’s Plan of Distribution under Rule 12b-1 of the 1940 Act, or any costs arising other than in the ordinary and necessary course of a Fund’s business.
     5. Obligations of Trust. The Trust shall have the following obligations under the Agreement:

(a) to keep TFAI continuously and fully informed as to the composition of its investment portfolio of each Fund and the nature of all of its assets and liabilities from time to time;
(b) to furnish TFAI with a certified copy of any financial statement or report prepared for a Fund by certified or independent public accountants, and with copies of any financial statements or reports made to its shareholders or to any governmental body or securities exchange;
(c) to furnish TFAI with any further materials or information which TFAI may reasonably request to enable it to perform its functions under this Agreement; and
(d) to compensate TFAI for its services in accordance with the provisions of Section 6 hereof.
     6. Compensation. Each Fund shall pay to TFAI for its services a fee, computed daily and paid monthly, payable on the last day of each month during which or part of which this Agreement is in effect, as set forth in Schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 15 below. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate pro-ration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.
     7. Treatment of Investment Advice. With respect to a Fund, the Fund shall retain full control over its own investment policies. However, the Trustees of the Trust may delegate to the appropriate officers of the Trust, or to a committee of Trustees, the power to authorize purchases, sales or other actions affecting each Fund in the interim between meetings of the Trustees, provided such action is consistent with the established investment policy of the Trustees and is reported to the Trustees at their next meeting.
     8. Brokerage Commissions. For purposes of this Agreement, brokerage commissions paid by a Fund upon the purchase or sale of its portfolio securities shall be considered a cost of securities of the Fund and shall be paid by the Fund. TFAI is authorized and directed to place a Fund’s securities transactions, or to delegate to each sub-adviser the authority and direction to place a Fund’s securities transactions, only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that TFAI or each sub-adviser, may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if TFAI or each sub-adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of TFAI or each sub-adviser. Notwithstanding the foregoing, the Trust shall retain the right to direct the placement of all securities transactions of each Fund, and the Trustees may establish policies or guidelines to be followed by TFAI and each sub-adviser in placing portfolio transactions for each Fund pursuant to the foregoing provisions. TFAI shall report on the placement of portfolio transactions each quarter to the Trustees of the Trust.
     9. Purchases by Affiliates. Neither TFAI nor any officer or Director thereof shall take a long or short position in the securities issued by the Funds. This prohibition, however, shall not prevent the purchase from a Fund of shares issued by the Fund on behalf of the Trust, by the officers or Directors of TFAI (or by deferred benefit plans established for their benefit) at the current price available to the public, or at such price with reductions in sales charge as may be permitted by the Fund’s current prospectus, in accordance with Section 22(d) of the 1940 Act.
     10. Term. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Trustees of the Trust or the affirmative vote of a majority of the Fund’s outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act).
     11. Termination. This Agreement may be terminated at any time, without penalty, by the Trustees of the Trust, or with respect to a Fund, by the shareholders of such Fund acting by vote of at least a majority of its outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), provided in either case that 60 days’ written notice of termination be given to TFAI at its principal place of business. This Agreement may be terminated by TFAI at any time by giving 60 days’ written notice of termination to the Trust, addressed to its principal place of business.
     12. Use of Name. If this Agreement is terminated and TFAI no longer serves as investment adviser to the Funds, TFAI reserves the right to withdraw from the Trust the use of the name “Transamerica IDEX” with respect to the Funds or any name misleadingly implying a continuing relationship between the Funds and TFAI or any of its affiliates.
     13. Liability of TFAI. TFAI may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither TFAI nor its officers, directors, employees or agents shall be subject to any liability to the Trust or the Funds or any shareholder of the Funds for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.
     14. Assignment. This Agreement shall terminate automatically in the event of its assignment (as the term is defined in Section 2(a)(4) of the 1940 Act).
     15. Amendments. This Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) of each affected Fund and the approval by the vote of a majority of Trustees of the Trust who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted by the 1940 Act.
     16. Prior Agreements. This Agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.
     17. Limitation of Liability. A copy of the Trust’s Certificate of Trust is on file with the State of Delaware, and notice is hereby given that this Agreement is executed on behalf of the Trustees as Trustees of the Trust and not individually, and that the obligations under this Agreement are not binding upon any of the Trustees, officers, shareholders, agents or employees of the Trust individually, but binding only upon the assets and property of the Trust.

     The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA FUND ADVISORS, INC.
By:	/s/ T. Gregory Reymann
	Name:	T. Gregory Reymann
	Title:	Vice President and Counsel

TRANSAMERICA IDEX MUTUAL FUNDS
By:	/s/ Glenn E. Brightman
	Name:	Glenn E. Brightman
	Title:	Vice President and Principal Financial Officer

INVESTMENT ADVISORY AGREEMENT
SCHEDULE A

	INVESTMENT ADVISER	EXPENSE	TERMINATION
FUND	COMPENSATION	CAP	DATE
TA IDEX AllianceBernstein International Value	0.88% of the first $200 million of the Fund’s average daily net assets; 0.81% of the Fund’s average daily net assets from $200 million to $500 million; and 0.77% of the Fund’s average daily net assets over $500 million.	1.13%	October 31, 2007

TA IDEX Neuberger Berman International	1.00% of the first $100 million of the Fund’s average daily net assets; and 0.95% of the Fund’s average daily net assets over $100 million.	1.25%	October 31, 2007

TA IDEX J.P. Morgan International Bond	0.55% of the first $100 million of the Fund’s average daily net assets; 0.52% of the Fund’s average daily net assets over $100 million up to $250 million; 0.51% of the Fund’s average daily net assets over $250 million up to $500 million; 0.50% of the Fund’s average daily net assets over $500 million up to $1 billion; and 0.47% of the Fund’s average daily net assets over $1 billion.	0.75%	October 31, 2007

TA IDEX Oppenheimer Developing Markets	1.20% of the first $50 million of the Fund’s average daily net assets; 1.15% of the Fund’s average daily net assets from $50 million to $200 million; and 1.10% of the Fund’s average daily net assets over $200 million.	1.45%	October 31, 2007

TA IDEX Federated Market Opportunity	0.85% of the first $30 million of the Fund’s average daily net assets; 0.80% of the Fund’s average daily net assets from $30 million to $50 million; and 0.70% of the Fund’s average daily net assets over $50 million.	1.05%	October 31, 2007

TA IDEX Mercury Global Allocation	0.80% of the first $100 million of the Fund’s average daily net assets; and 0.72% of the Fund’s average daily net assets over $100 million.	1.00%	October 31, 2007

EXHIBIT B
INVESTMENT SUBADVISORY AGREEMENT
NEUBERGER BERMAN MANAGEMENT LLC
     This Agreement, dated May 4, 2009 (the “Effective Date”), is by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and Neuberger Berman Management LLC, a New York limited liability company (referred to herein as the “Subadviser”).
     TAM is the investment adviser to Transamerica Funds (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Subadviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (the “Fund”). The Subadviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:
     1. Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Subadviser to act as subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.
     2. Subadvisory Services. In its capacity as subadviser to the Fund, the Subadviser shall have the following responsibilities:
(a)	Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Subadviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Subadviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information. The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation and agreements), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”) and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Subadviser. The Subadviser’s responsibility for providing investment research, advice, management and supervision to the Fund is limited to that discrete portion of the Fund represented by the Allocated Assets and the Subadviser is prohibited from directly or indirectly consulting with any other Subadviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The Subadviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.
(b)	The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer including any broker or dealer affiliated with the Subadviser, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein.

(c)	The Fund hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

(d)	Unless TAM advises the Subadviser in writing that the right to vote proxies has been expressly reserved to TAM or Transamerica Funds or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM.

(e)	The Subadviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings.

     3. Activities of the Subadviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Fund and one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser’s policies and procedures as presented to the Board from time to time.
     4. Allocation of Charges and Expenses. During the term of this Agreement, the Fund will bear all expenses not expressly assumed by TAM or the Subadviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:
(a)	The Fund shall pay (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) its allocable share of the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Subadviser pursuant to this Agreement.

(c)	The Subadviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Subadviser shall authorize and permit any of its directors, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.
     5. Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:

(a)	TAM shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. TAM shall furnish the Subadviser with such other documents and information with regard to the Fund’s affairs as the Subadviser may from time to time reasonably request. TAM will furnish Subadviser with the Fund’s registration statement under the 1940 Act and the Securities Act of 1933, on Form N-1A, as filed with the SEC and all amendments thereto as soon as practicable after such registration statements become available.

(b)	The Subadviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder, including such information the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.
     6. Compensation of the Subadviser. As compensation for the services performed by the Subadviser, TAM shall pay the Subadviser out of the advisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the Effective Date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.
     7. Compensation of Trustees, Officers and Employee. No Trustee, officer or employee of the Trust or the Fund shall receive from the Trust or the Fund any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Trustees, executive committee members, consultants and other persons who are not regular members of the Subadviser’s or any affiliated company’s staff.
     8. Term. This Agreement shall continue in effect with respect to the Fund, unless sooner terminated in accordance with its terms, for two years from its Effective Date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund.
     9. Termination. This Agreement may be terminated with respect to the Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities. The Subadviser may terminate the Agreements only upon giving 90 days’ advance written notice to TAM and the Fund. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by TAM without the consent of the

Subadviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.
     10. Use of Name. If this Agreement is terminated with respect to the Fund and the Subadviser no longer serves as subadviser to the Fund, the Subadviser reserves the right to withdraw from the Trust the right to the use of its name with respect to that Fund or any name misleadingly implying a continuing relationship between the Fund and the Subadviser or any of its affiliates.
     Neither the Fund nor TAM shall use the Sub-Adviser’s name or logo in promotional or sales related materials prepared by or on behalf of TAM or the Fund, without prior review and approval by the Sub-Adviser, which may not be unreasonably withheld.
     11. Liability of the Subadviser. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. The Subadviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to TAM or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Subadviser” shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.
     12. Meanings of Certain Terms. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.
     13. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to the Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Subadviser.
     14. Books and Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.
     15. Confidentiality. Subject to the duties of the Adviser, the Trust and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof; except to the extent:

     (a) Authorized. The Adviser or the Trust has authorized such disclosure;
     (b) Court or Regulatory Authority. Disclosure of such information is expressly required or requested by a court or other tribunal o f competent jurisdiction or applicable federal or state regulatory authorities;
     (c) Publicly Known Without Breach. Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;
     (d) Already Known. Such information already was known by the party prior to the date hereof;
     16. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
     17. Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Florida and the applicable provisions of the 1940 Act.
[signature page to follow]

     The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.
By:	/s/ Christopher A. Staples
	Name:	Christopher A. Staples
	Title:	Senior Vice President and Chief Investment Officer

NEUBERGER BERMAN MANAGEMENT LLC
By:	/s/ Robert Conti
	Name:	Robert Conti
	Title:	President

Schedule A

Fund	Investment Subadvisory Fee

Transamerica Neuberger Berman International	0.50% of the first $100 million of average daily net assets; and 0.45% of average daily net assets in excess of $100 million.

B-8